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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors of
Memory Pharmaceuticals Corp.:

We consent to the use of our report dated February 7, 2003, with respect to the balance sheets of Memory Pharmaceuticals Corp. as of December 31, 2002 and 2001, and the related statements of operations, stockholders' (deficit) and cash flows for each of the three years in the period ended December 31, 2002, included in the registration statement on Form S-1 of Memory Pharmaceuticals Corp. and to the reference to our firm under the heading "experts" and "selected financial data" in the prospectus.


                        /s/ KPMG LLP




New York, New York
December 19, 2003